Exhibit 12. Computation of Earnings to Fixed Charges

                                                   Predecessor                             The Company
                                           ------------------------       --------------------------------------------
                                           Year ended September 30,                  Year ended September 30,
                                                    1995                     1996       1997        1998        1999
                                                  --------                 --------   --------   ---------   ---------
Fixed charges:
  Interest expense                                $    723                 $  1,013   $  2,962   $   7,884   $  12,567
  Portion of rental expense
   representative of interest                          465                      883      1,267       1,689       1,517
                                                  --------                 --------   --------   ---------   ---------
Total fixed charges                                  1,188                    1,896      4,229       9,573      14,084
                                                  ========                 ========   ========   =========   =========
 Earnings:
  Income (loss) before income taxes               $    852                 $  6,896   $  7,916   $   7,227    $(23,183)
  Fixed charges                                      1,188                    1,896      4,229       9,573      14,084
                                                  --------                 --------   --------   ---------    --------
Total earnings                                       2,040                    8,792     12,145      16,800      (9,099)
                                                  ========                 ========   ========   =========    ========
Ratio of earnings to fixed charges                1.7 to 1                 4.6 to 1   2.9 to 1   1.75 to 1       (1)
Excess of fixed charges over earnings               N/A                      N/A        N/A         N/A       $ 37,267
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(1) Earnings are not adequate to cover fixed charges.